Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

Exhibit 10.5

AMENDED AND RESTATED

MANUFACTURING AND SUPPLY AGREEMENT

“Lockdown NGS Panels”

THIS AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT (this “Agreement”) is made and entered into as of October 9, 2018, (the “Effective Date”), between Integrated DNA Technologies a Delaware corporation located at [**] (“IDT”) and Sophia Genetics SA, and its subsidiaries and affiliates having an office at Rue du Centre 172, CH-1025 Saint Sulpice, Switzerland, (“Sophia”).

PREAMBLE

WHEREAS, the Parties hereto originally entered into a Manufacturing and Supply Agreement signed December 17, 2015 without Exhibits, and later entered into a subsequent agreement signed March 14, 2016 with finalized Exhibits, under which IDT supplied Sophia with certain NGS products which were limited for resale by Sophia to European customers only (collectively, the two agreements are the “Original Agreement”); and,

WHEREAS, both Parties wish to enter into this amended and restated Agreement, which supersedes and replaces the Original Agreement, by expanding the list of NGS products that Sophia can resell, and specifically to expand the customer base;

NOW, THEREFORE in consideration of the foregoing, and for other good and valuable consideration regarding terms of a supply arrangement between IDT and Sophia the Parties agree as follows:

ARTICLE 1

DEFINITIONS; SUPERSEDING AGREEMENT

Section 1.01. Definitions. All capitalized terms used in this Agreement, whether used in the singular or the plural, have the meanings set forth in Appendix D.

Section 1.02. Superseding Agreement. It is the intent of the Parties, to irrevocably replace and supersede the Original Agreement with this Agreement. The rights and obligations of the Parties are to be exclusively defined by the terms, conditions, rights, and obligations as expressed herein. All existing and future rights and obligations of the Parties, including specifically all post termination rights and obligations, contained in the Original Agreement, are hereby null and void, In the event any term of the Original Agreement is not specifically superseded or modified, or replaced by a corresponding term of this Agreement, it shall be construed as a deliberate omission by the parties.

ARTICLE 2

SUPPLY OF COMMERCIAL PRODUCTS BY IDT TO SOPHIA

Section 2.01. Manufacture and Supply. During the term of this Agreement, IDT shall manufacture and supply Sophia with the forecasted quantities of Commercial Products that are ordered by Sophia in accordance with the Product Specifications. IDT and Sophia shall maintain a Master Specification Document for all Commercial Products manufactured under this Agreement.

Section 2.02. Forecast. Sophia shall provide to IDT within [**] following the Effective Date and on a quarterly basis thereafter, a written good faith non-binding purchasing forecast of the aggregate quantities of Commercial Products, which Sophia expects to purchase during the following twelve months. Not later than [**] thereafter during the term of this Agreement, Sophia shall provide an updated twelve month rolling forecast of Sophia’s expected requirements for Commercial Products in compliance with the requirements set forth above.

Section 2.03. Inventory/Capacity. IDT shall insure a sufficient inventory of all materials and manufacturing capacity needed to manufacture Commercial Products in the forecasted quantities.

Section 2.04. Purchase Orders. Sophia shall issue to IDT purchase orders and IDT will accept such purchase orders, subject to Article 6, which shall confirm the quantity of Commercial Products, the requested delivery date, and all other product information needed for the appropriate labeling and shipping arrangements for Commercial Products. Each order shall be submitted electronically to the MT Account Specialist identified as the Sophia account representative. Upon receipt of such purchase orders, IDT shall have [**] to accept to the requested delivery date or to reject it, and propose an alternative date of delivery.

Section 2.05. Additional Demand. Sophia may submit purchase orders to IDT for quantities of Commercial Products in excess of the forecasted quantities made pursuant to 2.02 above. IDT shall use commercially reasonable efforts to fill all such orders. If IDT expects to be unable to fill the portion of any such excess order then IDT shall notify Sophia immediately after receipt of the purchase order.

Section 2.06. Supply to Affiliates. If any other Affiliate of Sophia, namely Sophia Genetics Ltd, Sophia Genetics (France), and any other future affiliate, desires to purchase Commercial Products from IDT under the terms of this Agreement, then IDT shall accord such Affiliate all of the benefits hereof and treat such Affiliate as “Sophia” for the purposes of this Agreement, provided however that IDT reserves the right to revise pricing for any change in Product Specifications, labeling or other services associated with an Affiliate’s use of this Agreement to purchase Commercial Products.

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

Section 2.07. Delivery to Customers of Sophia. IDT shall deliver the Commercial Products FCA-Coralville (Incoterms) in accordance with the MSD requirements of each purchase order to each Customer of Sophia address indicated thereon. For all inventoried items, IDT shall ship the Commercial Products within [**] of acceptance of the purchase order. The parties acknowledge that each stocking build of Commercial Products will require custom quote manufacturing lead times prior to the Commercial Products becoming available for shipment to Customers of Sophia.

Section 2.08. Failure to Supply to Sophia. If during the Term of this Agreement, IDT fails to supply Sophia’s requirements with respect to Commercial Products, Sophia may, at its discretion, upon [**] written notice to IDT either (a) require IDT to supply the undelivered conforming Commercial Products at a future date to be agreed upon by the Parties; or (b) terminate the then current purchase order. Failure of supply occurs when IDT cannot ship the amounts of Commercial Products firmly ordered by Sophia within [**] of the forecasted “worst-case” delivery date provided by IDT.

Section 2.09. Failure to Supply to Customers of Sophia. IDT shall not fail to supply customers of Sophia after acceptance of the shipping order. If IDT anticipates that the order cannot be fulfilled, IDT will inform Sophia within [**], and IDT will supply the conforming Commercial Products no later than [**] after order date.

Section 2.10. Title and Risk. Title and risk of loss pass to Sophia upon delivery of Commercial Products to Sophia. North American and international freight, insurance, and other costs relating to shipping of the Commercial Products shall be IDT’s responsibility and paid directly by IDT, and itemized on Agreement Product invoices as additional charges to be paid by Sophia to IDT.

ARTICLE 3

SUPPLY OF RESEARCH PRODUCTS FROM IDT TO SOPHIA

Section 3.01. Manufacture and Supply. Sophia may order Research Products using the IDT website ordering system. IDT will not apply any Sophia-specific forecasting, ordering, manufacturing, shipping or delivery rules to Research Products. Pricing specific to Sophia for Research Products is included in Exhibit C2.

ARTICLE 4

QUALITY AND WARRANTY

Section 4.01. Master Specification Documents/Changes. Once finalized by mutual agreement of the Parties, IDT shall not make any material changes to the procedures or specifications described in the Master Specification Document of any Agreement Product without the advanced notification of Sophia. A list of finalized MSDs is attached hereto as Exhibit B and may be added to or changed with each new Agreement Product or revision of referenced MSD upon written agreement by both parties. Alterations in quality control procedures and the Product Specifications may be introduced from time to time by prior written agreement between IDT and Sophia.

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

Section 4.02. Certificates of Manufacturing Compliance. IDT shall provide for each Agreement Product delivered a signed certificate of manufacturing compliance which will certify that the Agreement Product was manufactured in accordance with its applicable Product Specifications and Master Specification Document.

Section 4.03. Replacement. IDT shall replace at its own cost and expense, including reimbursement of freight and disposition costs incurred by Sophia, Agreement Products that fail to comply with the Product Specifications. Sophia shall notify IDT of the existence and nature of any non-compliance and IDT shall have a reasonable opportunity, not to exceed [**] from receipt of notification, to inspect such defective Agreement Product and provide Sophia with detailed written instructions to return or dispose of such defective Agreement Product. Sophia shall have no obligation to pay for any Agreement Product that is subject to such a claim of non-compliance or defect. For purposes of clarity, Agreement Products that conform in all material respects to the Product Specifications and when applicable the corresponding Master Specification Document, but that fail to functionally perform in Sophia’s assay, shall not be subject to replacement under this section 4.03, and the Sophia’s sole remedy shall be to reorder the Agreement Product under the same or an amended Product Specifications with an amended Master Specification Document when applicable.

Section 4.04. Warranty/Default Expiration Date. IDT warrants that all Agreement Products shall be delivered in compliance with the Product Specifications and will be manufactured in accordance with their respective Master Specification Document. Unless otherwise specified in an MSD or in this Agreement, for any Agreement Product that is or contains [**], the expiration date is [**], and for Agreement product that is or contains [**] the expiration date is [**]. The term “expiration date” is measured from the IDT delivery date, and means the date after which IDT no longer warrants that [**] will meet the analytical specifications included on the Certificate of Analysis, when retested by IDT using analytical methods and equipment substantially identical to the original methods and equipment. The expiration date warranty is expressly conditioned on [**]. IDT disclaims any and all other warranties, whether express or implied, regarding the design, merchantability or fitness for particular purpose of Agreement Products.

ARTICLE 5

AGREEMENT PRODUCT PRICING

Section 5.01. Prices. Prices for each Agreement Product shall be agreed upon for each Agreement Product upon completion of the corresponding Master Specification Document, and shall be incorporated into this Agreement as Exhibit C1. IDT’s acceptance of Sophia’s purchase orders and its obligations to make Commercial Products under the terms of this Agreement are made expressly subject to the Parties agreeing to pricing, Product Specifications, the resulting Master Specification Document, and delivery schedules.

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

Section 5.02. Price Changes. [**].

Section 5.03. “Real Cost” Price Changes. Within [**] of this Agreement, and [**], IDT shall notify Sophia in writing of any actual net increase or decrease in IDT’s cost in producing Commercial Products during such [**] then ended. If Sophia has ordered at least [**] of the forecasted quantities of Commercial Products pursuant to 1.2 of this Agreement, the price for Commercial Products [**]. [**].

Section 5.04. “Short of Forecast” Price Changes. If Sophia has not ordered at least [**] of the forecasted quantities during the [**] of this Agreement, IDT may [**].

Section 5.05. Payments. Upon delivery of Commercial Products, IDT will provide an invoice to Sophia which shall be payable by Sophia within [**] after the date of the invoice for the Commercial Products. All payments shall be made in Euros. Unless otherwise specified, each payment under this Agreement shall be made to IDT by check to the following address:

Integrated DNA Technologies, Inc.

[**]

ARTICLE 6

TERM AND TERMINATION

Section 6.01. Term. This Agreement shall become effective on the Effective Date and shall have an initial term of five (5) years. This Agreement shall automatically renew for additional one (1) year periods, unless either Party notifies the other of its desire not to renew this Agreement within [**] prior to the end of the initial term. Notwithstanding the foregoing, Sophia shall have the right to termination this Agreement in the event the Parties are not able to agree on the price changes as set forth in Section 5.03 and 5.04 without any liability.

Section 6.02. Termination for Breach. The Agreement may be terminated by giving written notice to take effect immediately by either Party for failure to meet essential terms of the Agreement by the other Party, such termination entering into effect in case the Party in default is not able to remedy its failure within [**] upon written notice of such failure by the other Party.

Section 6.03. Effects of Termination — Sell-off Rights. Upon termination of the Agreement, Sophia shall have [**] from the effective date of termination to sell off the remaining Commercial Products, after which Sophia shall immediately return all Commercial Products to IDT.

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

ARTICLE 7

CONFIDENTIALITY

Section 7.01. The Parties agree to keep confidential and proprietary and not to disclose any confidential information obtained pursuant to the performance of their duties and obligations under this Agreement, including but not limited to, sequence information, product pricing, know how, and trade secrets for a period of [**] thereafter and will not use it other than as permitted under this Agreement. Said information includes all information and data whether in writing or in any eye or machine-readable form and whether nominated as confidential or not. Any person performing work on behalf of one of the Parties under this Agreement, including but not limited to employees or distributors, to the extent such work is permitted under this Agreement, shall not be considered as third party within the meaning of this Section, provided that such persons assume in writing the same confidentiality obligation. The above obligations of confidentially shall not apply to the extent:

(a) Such information is general public knowledge or, after disclosure hereunder, becomes general or public knowledge through no fault of the receiving Party; or Such information can be shown by the receiving Party by its written records to have been in its possession prior to receipt thereof hereunder; or

(b) Such information is received by the receiving Party from any third party for use or disclosure without any obligation to the disclosing Party; or

(c) Such information is developed independently without being based on information disclosed hereunder; or

Section 7.02. The disclosure of such information is required to comply with or fulfill governmental requirements, submissions to governmental bodies, or the securing of regulatory approvals, provided that such governmental authorities will be made aware of the confidential character of such information and that the disclosing Party will be informed by the receiving Party of its disclosure obligation sufficiently in advance.

ARTICLE 8

INDEMNITY AND LIMITATION OF LIABILITY

Section 8.01. Product Design/Clinical Use/Compliance. The Parties hereto acknowledge that Sophia, and not IDT, has designed and developed all Agreement Products for their use, or for their potential use in clinical or diagnostic applications. The Parties further acknowledge that IDT did not engage or otherwise contribute to, or participate in, any of the following acts of product design or development: (i) [**], (ii) assay design and optimization, (iii) clinical trial design, implementation or reporting, (iv) establishing any clinical testing procedure or standard, (v) performing any false positive or false negative risk analysis or mitigation, (vi) establishing any product labeling requirements, or (vii) performing any other act that is in any way related to the design of

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

the clinical product or service in which the Agreement Products are used, hereafter collectively (“Product Design”). Sophia acknowledges that IDT’s obligations and responsibilities with respect to the clinical performance of Agreement Products are expressly limited to IDT manufacturing Agreement Products in compliance in all material respects with the Product Specifications and Master Specification Document provided herein, and all laws, rules and regulations applicable to the manufacture and shipment of Agreement Products. For further clarity, Sophia and not IDT is responsible for making the final determination of whether a compliant regarding an Agreement Product sold by Sophia to a Sophia customer must be reported to the US FDA, China FDA (CFDA) or any other comparable foreign agency, and for otherwise complying with all FDA regulations and applicable foreign regulatory requirements pertaining to field alerts, field actions, and/or the reporting of adverse device events, including specifically 21 CFR Part 803, regarding any Agreement Product used or sold by Sophia.

Section 8.02. IDT Indemnification. IDT shall indemnify and hold harmless Sophia and its directors, officers, employees and agents from and against any and all costs, claims, damages, expenses and liabilities asserted by any third party to the extent that such third party claim arises out of the delivery to Sophia of Agreement Products that fail to conform to the Product Specifications of the Agreement Products by IDT, except to the extent such third party claim arises out of any breach of this Agreement by Sophia or the gross negligence or willful misconduct of Sophia, its directors, officers, employees or agents.

Section 8.03. Sophia Indemnification. Sophia shall indemnify and hold harmless EDT and its directors, officers, employees and agents from and against any and all costs, claims, damages, expenses and liabilities asserted by any third party to the extent that such third party claim arises out of or is otherwise related to Product Design, as herein defined, except to the extent such third party claim arises out of any breach of this Agreement by IDT or the gross negligence or willful misconduct of IDT, its directors, officers, employees or agents.

Section 8.04. LIMITATION OF LIABILITY. EXCEPT WITH RESPECT TO THE INDEMNIFICATION OBLIGATIONS UNDER SECTIONS 8.02 AND 8.03 HEREIN, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY OTHER ENTITY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, INDIRECT OR RELIANCE DAMAGES, HOWEVER CAUSED, WHETHER FOR BREACH OF CONTRACT, NEGLIGENCE OR UNDER ANY OTHER LEGAL THEORY, WHETHER FORESEEABLE OR NOT AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. NOTWITHSTANDING THE FOREGOING, EXCEPT WITH RESPECT TO THE INDEMNIFICATION OBLIGATIONS UNDER SECTIONS 8.02 AND 8.03 HEREIN, NEITHER PARTY’S TOTAL LIABILITY UNDER THIS AGREEMENT SHALL EXCEED THE TOTAL AMOUNT PAID BY SOPHIA TO IDT.

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

ARTICLE 9

INTELLECTUAL PROPERTY

Section 9.01. Improvements. All inventions that are made directly as a result of the manufacture of Agreement Products and that are (or that claim) improvements to Agreement Products (“Product Improvement IP”) will be owned by Sophia, notwithstanding that employees of both Parties may be involved in an invention or IDT’s or Sophia’s employees alone are the inventors. IDT shall automatically obtain a fully-paid up, royalty-free, worldwide license, which shall be revocable upon termination or expiration of this Agreement, to the Product Improvement IP to make, have made, use (for purpose of manufacturing the Agreement Products only), and sell Agreement Products exclusively to Sophia. Notwithstanding the foregoing, IDT shall own without obligation to Sophia, any and all inventions that are related to IDT’s general [**] manufacturing methods, and any other invention or other form of intellectual property that is not Product Improvement IP. IDT will immediately inform Sophia of any new Product Improvement IP and will, upon Sophia’s request, support Sophia by executing all required documentation and acts which are necessary for the transfer of such rights to Sophia. Any expenses of IDT in this regard will be reimbursed by Sophia. For clarification purposes, all feedback on the Agreement Products shall be considered Sophia’s Product Improvement IP and shall not be used for other customers or third-party Sophias. The Product Improvement IP license herein is only for the purpose of manufacturing and providing Sophia the Agreement Products in accordance with this Agreement.

Section 9.02. Suspension of Supply. IDT may immediately and indefinitely suspend the supply of Agreement Products, if IDT has a reasonable knowledge that its supply of Agreement Products to Sophia will infringe a third-party patent or otherwise put IDT at substantial risk of becoming the subject of litigation with a third-party. In such an event, IDT and Sophia will immediately make best efforts to redesign Agreement Products and Master Specification Documents so as to permit ongoing supply under the terms of the Agreement.

ARTICLE 10

MISCELLANEOUS

Section 10.01. Dispute Resolution. The Parties recognize that disputes may from time to time arise between the Parties during the term of this Agreement. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties agree to follow the procedures set forth in this Section 10.01 to resolve any dispute arising under this Agreement. In the event of such a dispute between the Parties, either Party, by written notice to the other Party, have such dispute referred to the Parties’ respective executive officers designated below or their successors, for attempted resolution by good faith negotiations within [**] after such notice is received. Said designated officers are as follows:

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

For IDT : [**]

For Sophia: [**]

In the event the designated executive officers are not able to resolve such dispute after such [**] period then the Parties shall resolve such dispute by arbitration under the [**]. Three arbitrators shall be selected. IDT and Sophia shall each select one arbitrator and the two chosen arbitrators shall select the third arbitrator, or failing agreement on the selection of the third arbitrator, [**] shall select the third arbitrator. Unless otherwise agreed by the Parties, arbitration will take place in [**]. The fees and expenses of the arbitration panel and the cost of the arbitration (including lawyers fees) shall be borne by the Party against whom the arbitration award rules or, to the extent a Party is only partially successful, on a pro-rata- basis in proportion to the amount awarded by the arbitration panel compared to the total amount of the claim.

Section 10.02. Notices. All notices shall be in writing mailed via certified mail, return receipt requested, courier, or facsimile transmission addressed as follows, or to such other address as may be designated from time to time:

If to IDT to:	[**]

If to Sophia, to:	Sophia Genetics,
Rue du Centre 172,
CFI-1025 Saint Sulpice,
Switzerland

Attention: [**]

All notices, requests, consents and other communications hereunder shall be deemed to have been (a) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (b) if sent by facsimile transmission, at the time receipt has been acknowledged by electronic confirmation or otherwise, (c) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (d) if sent by certified mail, on the first business day following the day such mailing is made.

Section 10.03. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of England, without regard to the application of principles of conflicts of law.

Section 10.04. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, successors and permitted assigns.

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

Section 10.05. Headings. Section and subsection headings are inserted for convenience of reference only and do not form a part of this Agreement.

Section 10.06. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original.

Section 10.07. Amendment; Waiver. This Agreement may be amended, modified, superseded or canceled, and any of the terms may be waived, only by a written instrument executed by each Party or, in the case of waiver, by the Party or Parties waiving compliance. The delay or failure of any Party at any time or times to require performance of any provisions shall in no manner affect the rights at a later time to enforce the same. No waiver by any Party of any condition or of the breach of any term contained in this Agreement, whether by conduct, or otherwise, in any one or more instances, shall be deemed to be, or considered as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement.

Section 10.08. Independent Contractors; No Agency or Partnership. The relationship between the IDT and Sophia is that of independent contractors. Nothing contained in this Agreement shall give either Party the right to bind the other, or be deemed to constitute the Parties as agents for the other or as partners with each other or any third party.

Section 10.09. Assignment and Successors. This Agreement may not be assigned by either Party without the consent of the other Party, except that either Party may assign this Agreement and its rights, obligations and interests hereunder, in whole or in part, to any of its Affiliates and/or to any successor to substantially all of that Party’s business to which this Agreement relates.

Section 10.10. Force Majeure. Neither IDT nor Sophia shall be liable for failure of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any causes beyond the reasonable control of IDT or Sophia. In event of such force majeure, the Party affected thereby shall use reasonable efforts to cure or overcome the same and resume performance of its obligations hereunder.

Section 10.11. Interpretation. The Parties hereto acknowledge and agree that: (i) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; and (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement.

Section 10.12. Integration; Severability. This Agreement is the sole agreement with respect to the subject matter hereof and supersedes all other agreements and understandings between the Parties with respect to the same. If any provision of this Agreement is or becomes invalid or is ruled invalid by any court of competent jurisdiction or is deemed unenforceable, it is the intention of the Parties that the remainder of the Agreement shall not be affected.

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

Integrated DNA Technologies, Inc.		Sophia

By:	/s/ Todd E. McManus	By:	/s/ Jurgi Camblong
	Name: Todd E. McManus		Name: Jurgi Camblong
	Title: General Counsel		Title: CEO
	Date: October 18, 2018		Date: October 19, 2018

		By:	/s/ Valentin Matillon
Name: Valentin Matillon
Title: CFO
Date: October 19, 2018

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS S.A. (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA treats as private or confidential.

EXHIBIT A

MASTER SPECIFICATION DOCUMENT

(MSD-Sophia-001; Title)

For Discussion Purposes Only

For general specifications regarding the IDT Exome Research Panel, see:

https://www.idtdna.com/pages/products/nextgen/target-capture/xgen-lockdown-panels/xgen-exome-panel

For general specifications for additional panels, see: www.idtdna.com

A-1

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

EXHIBIT B

CONTROLLED MSDS

[**]

B-1

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

EXHIBIT C1

COMMERCIAL PRODUCT PRICING

Additional Terms and Conditions:

Product pricing for the IDT Exome Research Panels, and all other IDT Lockdown NGS panels are made subject to the following terms, conditions, and restrictions, and all sales of such products under this Agreement are made subject expressly to the following:

1.

Authorized Use In Sophia Products/Not for Resale. Sophia is expressly permitted to incorporate the Commercial Products into Sophia products and services to be sold to Sophia’s Authorized Customers; provided however, that (i) a “Sophia Authorized Customer” shall mean and be expressly limited to a third party in any country, which customer has (ii) subscribed to, or otherwise contracted with Sophia to use its bioinformatics softwares and data analysis solutions, and (iii) the Commercial Products must be incorporated into a Sophia branded value-added product or service, and may not be resold as a separate standalone product without IDT’s express written consent.

2.

Regulatory Approval. Without limiting the scope of 7.1 herein, as between the parties, Sophia, and not IDT, shall be responsible for: (i) satisfying any and all regulatory requirements, (ii) corresponding with or in response to regulators and/or registrars, and (iii) applying for an obtaining any certifications required for the use of the Commercial Products in Sophia products, and/or sold to Sophia’s Authorized Customers.

3.	Customer Support. Customer support shall be organized in three levels of support:

[**]

C1-1

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

EXHIBIT C2

RESEARCH PRODUCT PRICING

[**]

C2-1

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

EXHIBIT D

DEFINITIONS

For the purpose of this Agreement, the terms set forth herein shall be defined as follows:

“Agreement Products” shall mean (i) Commercial Products and (ii) Research Products.

“Affiliate” shall mean any company, corporation, partnership or other business entity which directly or indirectly controls or is controlled by, or is under common control with Sophia or IDT. For the purpose of this Agreement the term “control” (including the terms “controlled by” and “under common control with”) shall mean the possession of the power to direct or cause the direction of the management or policies of the company, corporation, partnership or business entity involved, whether through the ownership of at least 50% (in words: fifty percent), by contract or otherwise.

“Commercial Products” shall mean [**] ordered for use in or as commercial products to be marketed and sold by Sophia, and which are defined and governed by a Master Specification Document.

“End User” shall mean a purchaser of Agreement Products or a distributor of Agreement Products.

“Master Specification Document (MSD)” shall mean a comprehensive controlled document, approved by Sophia, that defines the procedures and methods by which IDT will manufacture Commercial Products (in a form similar to the MSD attached hereto as Exhibit A), and that can be changed only with the prior notice and approval of Sophia. Whenever possible, Commercial Products will be organized into product classes that have product specifications and process requirements consistent with the MSD groupings included in Exhibit B, as amended from time-to-time.

“Party” shall mean either Sophia or IDT individually, as the context requires.

“Parties” shall mean both Sophia and IDT jointly.

“Product Specifications” shall mean analytical specifications, sequences, formulation specifications, and other product requirements as defined by Sophia for each individual Agreement Products, and with which IDT will develop a corresponding Master Specification Document, if applicable.

D-1

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

“Research Products” shall mean products that are ordered via the website (www.idtdna.com) and that are manufactured, and delivered according to IDT’s standard specifications, procedures and deliverables.

D-2

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

APPENDIX I

[**]

Ap.-1

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

[**]

Ap.-2

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

[**]

Ap.-3

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.